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SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 1, 1996


UNUM CORPORATION
(Exact name of registrant as specified in its charter)


Delaware                                         01-0405657
(State or other jurisdiction of incorporation)  (I.R.S. Employer Identifi-
                                                 cation No.)


2211 Congress Street, Portland, Maine 	       04122
(Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including the area code:	(207) 770-2211
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UNUM Corporation
Current Report on Form 8-K


Item 2.  Acquisition or Disposition of Assets

On October 1, 1996, the Registrant's wholly-owned subsidiary, UNUM Life Insurance Company of America, completed the sale of its group tax-sheltered annuity ("TSA") business to The Lincoln National Life Insurance Company (the "Purchaser"), a part of Lincoln National Corporation, and to Lincoln
Life & Annuity Company of New York, a New York insurance subsidiary of the Purchaser. Also completed was the sale by the Registrant's wholly-owned subsidiary, First UNUM Life Insurance Company, of its TSA business to Lincoln Life & Annuity Company of New York. The agreement relating to the sale of UNUM America's TSA business and pro forma financial information were filed as part of the Registrant's report on Form 8-K dated
February 16, 1996.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



UNUM CORPORATION


By:	/s/ Kevin J. Tierney
Kevin J. Tierney
Senior Vice President, General Counsel & Secretary

Dated:  October  15, 1996

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EXHIBIT INDEX


Exhibit Number  Description

99.1            Press Release dated October 1, 1996.

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